



                                                                    EXHIBIT 11.1
                                                                   (Page 1 of 2)


                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                         Six Months Ended
                                                              June 30,                 Year Ended December 31,
                                                          1996        1995         1995          1994         1993
PRIMARY:
Income (loss) from continuing operations
 before extraordinary items ......................... $   (4.4)    $  (12.5)    $  (32.1)    $    4.9     $  (40.7)
Income (loss) from discontinued operations ..........      9.4         (5.6)         4.4         (3.7)       (24.3)

Income (loss) before extraordinary items ............      5.0        (18.1)       (27.7)         1.2        (65.0)
Less: Accretion of Preferred Stock ..................     (3.8)        (3.5)        (7.3)        (6.0)        (0.2)

Income (loss) before extraordinary item
 applicable to common stock .........................      1.2        (21.6)       (35.0)        (4.8)       (65.2)
Extraordinary gain (loss) on retirement of debt .....      --          (7.5)        (7.5)        (0.7)        (1.5)

Net income (loss) applicable to common stock ........ $    1.2     $  (29.1)    $  (42.5)    $   (5.5)    $  (66.7)

Weighted average shares outstanding
 during the period ..................................     10.7         10.3         10.4         10.3         10.0
Assumed exercise of warrants at ratio determined
 as of June 30, 1996 ................................      1.5        --- (a)      --- (a)      --- (a)       --- (b)
Assumed exercise of stock options ...................      0.2        --- (a)      --- (a)      --- (a)       --- (a)

Primary shares outstanding ..........................     12.4         10.3         10.4         10.3         10.0

Primary income (loss) per common share
Income (loss) from continuing operations before
extraordinary items ................................. $   (0.66)   $   (1.57)   $   (3.79)   $   (0.10)   $   (4.11)
Income (loss) from discontinued operations                 0.76        (0.55)        0.42        (0.36)       (2.44)
Income (loss) before extraordinary items ............      0.10        (2.12)       (3.37)       (0.46)       (6.55)
Extraordinary items .................................      --          (0.72)       (0.72)       (0.07)       (0.15)

Net income (loss) ................................... $    0.10    $   (2.84)   $   (4.09)   $   (0.53)   $   (6.70)


(a)  Excluded from the computation because the effect is anti-dilutive.

(b)  Not issued or outstanding during this period.



                                                                    EXHIBIT 11.1
                                                                   (Page 2 of 2)

                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)
                                                            Six Months Ended
                                                                June 30,                 Year Ended December 31,
                                                            1996        1995         1995          1994         1993
FULLY DILUTED:
Income (loss) from continuing operations
before extraordinary items ............................ $   (4.4)    $  (12.5)    $  (32.1)    $    4.9    $   (40.7)
Income (loss) from discontinued operations ............      9.4         (5.6)         4.4         (3.7)       (24.3)
Income (loss) before extraordinary items ..............      5.0        (18.1)       (27.7)         1.2        (65.0)
Less: Accretion of Preferred Stock ....................     (3.8)        (3.5)        (7.3)        (6.0)        (0.2)

Income (loss) before extraordinary item applicable
to common stock .......................................      1.2        (21.6)       (35.0)        (4.8)       (65.2)
Add: Accretion of Preferred Stock assumed converted
at beginning of period ................................      --           --           --           --           --
                                                             1.2         21.6        (35.0)        (4.8)       (65.2)
Extraordinary gain (loss) on retirement of debt .......      --          (7.5)        (7.5)        (0.7)        (1.5)

Net income (loss) applicable to common stock .......... $    1.2     $  (29.1)    $  (42.5)    $   (5.5)    $  (66.7)

Weighted average shares outstanding during the period .     10.6         10.3         10.4         10.3         10.0
Assumed exercise of warrants at ratio determined
as of June 30, 1996 ...................................      1.5        --- (a)      --- (a)      --- (a)      --- (a)
Assumed conversion of Preferred Stock .................    --- (a)      --- (a)      --- (a)      --- (a)      --- (b)
Assumed exercise of stock options .....................      0.2        --- (a)      --- (a)      --- (a)      --- (a)
Fully diluted shares outstanding ......................     12.4         10.3         10.4         10.3         10.0

Fully diluted income (loss) per common share
Income (loss) from continuing operations
before extraordinary items ............................ $   (0.66)   $   (1.57)   $   (3.79)   $   (0.10)   $   (4.11)
Income (loss) from discontinued operations ............      0.76        (0.55)        0.42        (0.36)       (2.44)
Income (loss) before extraordinary items ..............      0.10        (2.12)       (3.37)       (0.46)       (6.55)
Extraordinary items ...................................      --          (0.72)       (0.72)       (0.07)       (0.15)

Net income (loss) ..................................... $    0.10    $   (2.84)   $   (4.09)   $   (0.53)   $   (6.70)

(a)  Excluded from the computation because the effect is anti-dilutive.

(b)  Not issued or outstanding during this period.
